                                  EXHIBIT 99(C)

                                   FORM  OF
                 AMENDMENT NO. 1 TO STOCKHOLDER ESCROW AGREEMENT
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     This is Amendment No. 1 dated as of October 4, 1995 ("Amendment No. 1") to the Stockholder Escrow Agreement dated as of September 19, 1995 by and among the persons listed on Schedule A thereto ("Stockholder"), B & L Acquisition Corporation ("Purchaser") and LaSalle National Trust, N.A., as escrow agent (the "Escrow Agent").

     WHEREAS, Stockholder, Purchaser and Escrow Agent are parties to the Stockholder Escrow Agreement dated as of September 19, 1995 (the "Escrow Agent"); and

     WHEREAS, Purchaser and Stockholder have entered into Amendment No. 1 dated as of October 4, 1995 to the Stock Option Agreement dated as of September 16, 1995 and, pursuant thereto, an Amended Stock Option Agreement dated as of October 4, 1995, and wish to conform the Escrow Agreement thereto;

     NOW THEREFORE, the parties hereto agree as follows:

     (1) The definition of "Option Agreement" in Recital A to, and throughout, the Escrow Agreement hereby is amended to refer to the "Amended Stock Option Agreement dated as of October 4, 1995."

     (2) The Escrow Agent acknowledges receipt of 33,328 and 25,450 Shares, respectively, from William P. Daugherty as Trustee of the William P. Daugherty Trust dated May 11, 1989 and Ellen L. Daugherty, as Trustee of the Ellen L. Daugherty Trust dated May 11, 1989 (collectively, the "Daugherty Shares").

     (3) The Escrow Agent acknowledges that prior to October 4, 1995 it delivered to Mr. Gregory H. Parker his 58,678 Shares placed in escrow by him pending receipt by the Escrow Agent of the Daugherty Shares.

     (4) The Escrow Agent shall re-issue the share certificate of the Stockholder that it is now holding in escrow pursuant to the Escrow Agreement (referred to as the "Option Shares Certificate" in the Escrow Agreement) so as to set forth thereon the legends set forth in
          Exhibit 1 hereto.

     (5) Except as specificaily provided otherwise in this Amendment No. 1, the parties hereby confirm all the terms and provisions of the Escrow Agreement.

     (6) This Amendment No 1 may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constite one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Stockholder Escrow Agreement dated as of September 19, 1995 to be executed and delivered on the date first written above.



                             B & L ACQUISITION CORPORATION


                             By
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                             Title
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                             Name
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                             STOCKHOLDER


                             By
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                             ESCROW AGENT


                             By
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                             Title
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                             Name
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